EXHIBIT 23 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85503 of Telecomunicaciones de Puerto Rico, Inc. on Form S-4 of our report dated March 11, 2005, appearing in this Annual Report on Form 10-K of Telecomunicaciones de Puerto Rico, Inc. for the years ended December 31, 2004 and 2003.

Ernst & Young LLP
San Juan, Puerto Rico

March 31, 2005